SCHEDULE 14A INFORMATION
                                   (RULE 14A)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a 6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                     PLANET HOLLYWOOD INTERNATIONAL, INC.
               (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which the transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total Fee Paid:

        -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                            [PLANET HOLLYWOOD LOGO]


                     PLANET HOLLYWOOD INTERNATIONAL, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 27, 1999

          ----------------------------------------------------------
                          NOTICE AND PROXY STATEMENT

                            [PLANET HOLLYWOOD LOGO]


                                April 28, 1999


Dear Planet Hollywood Stockholder:


     I am pleased to invite you to Planet Hollywood International, Inc's Annual Meeting of Stockholders. The meeting will be held on Thursday, May 27, 1999 at 10:00 a.m. (local time) at the Clarion Plaza Hotel, 9700 International Drive, Orlando, Florida 32819 in Ballroom C.

     At the meeting, you and the other stockholders will elect three directors to the Planet Hollywood International, Inc. Board of Directors. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. Other detailed information about Planet Hollywood and its operations, including its audited financial statements, are included in our Annual Report which was previously delivered to you.

     We hope you can join us on May 27th. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy card, SIGN AND DATE IT, and RETURN IT to us in the enclosed postage-paid envelope. Your vote is important, so please return your proxy card promptly.

                                              Sincerely,


                                              ROBERT EARL
                                              Chairman of the Board

                     PLANET HOLLYWOOD INTERNATIONAL, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

     Planet Hollywood International, Inc. will hold its Annual Meeting of Stockholders on Thursday, May 27, 1999 at 10:00 a.m. (local time) at:

                              Clarion Plaza Hotel
                           9700 International Drive
                                  Ballroom C
                            Orlando, Florida 32819

     We are holding this meeting to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

     1. The election of three directors (Class III directors) to the Company's Board of Directors.

     2. Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has selected April 23, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders on that date will be available for inspection at the Company's corporate headquarters, for ten days before the meeting. The stock transfer books of the Company will not be closed.

            IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
               PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED
               PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                              By Order of the Board of
                                              Directors,


                                              SCOTT E. JOHNSON
                                              Secretary

Orlando, Florida
April 28, 1999

                     PLANET HOLLYWOOD INTERNATIONAL, INC.
                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1999

     This Proxy Statement is furnished to stockholders of Planet Hollywood International, Inc. for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 27, 1999, at the Clarion Plaza Hotel, 9700 International Drive, Orlando, Florida 32819 in Ballroom C, or at any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is April 28, 1999.

                               TABLE OF CONTENTS

General Information ..................................................................     2

Election of Directors ................................................................     4
  Nominees for Election for a Three-Year Term (Class III Directors) ..................     4
  Class I Directors Continuing in Office Until the 2000 Annual Meeting ...............     5
  Class II Directors Continuing in Office Until the 2001 Annual Meeting ..............     6
  Meetings of the Board of Directors and its Committees ..............................     7
  Executive Officers Who Do Not Serve as Directors ...................................     8

Stock Ownership ......................................................................    10
  Beneficial Ownership of Certain Stockholders, Directors and Executive Officers .....    10
  Section 16(a) Beneficial Ownership Reporting Compliance ............................    12

Executive Compensation ...............................................................    13
  Summary Compensation Table .........................................................    13
  Option / SAR Grants Table ..........................................................    14
  Aggregated Option / SAR Exercises and 1998 Fiscal Year-End Option / SAR
    Value Table ......................................................................    15
  Compensation of Directors ..........................................................    15
  Employment Contracts and Termination of Employment and Change-in-Control
    Arrangements .....................................................................    16
  Certain Relationships and Related Transactions .....................................    18
  Report on Repricing of Options / SARs ..............................................    20
  Insider Participation in Compensation Decisions and Board Compensation Committee
    Report on Executive Compensation .................................................    21
  Stock Performance Graph ............................................................    23

Auditors .............................................................................    24

Other Business .......................................................................    24

                              GENERAL INFORMATION

 1.     Q:     WHO IS SOLICITING MY PROXY?
        A:     We - the Board of Directors of Planet Hollywood - are sending you this Proxy Statement in connection with our solicitation of proxies for use at Planet Hollywood's 1999 Annual Meeting of Stockholders. Certain directors, officers and employees of Planet
               Hollywood also may solicit proxies on our behalf by mail, phone, fax or in person.

 2.     Q:     WHO IS PAYING FOR THIS SOLICITATION?
        A:     Planet Hollywood will pay for the solicitation of proxies, including the cost of preparing, assembling and mailing this Proxy Statement, the proxy card, the Annual Report and all other material which may be sent to stockholders in connection with this solicitation.

 3.     Q:     WHAT AM I VOTING ON?
        A:     The election of William H. Baumhauer, Robert Earl and Michael
               Tarnopol to the Board of Directors (Class III Directors).

 4.     Q:     WHO CAN VOTE?
        A:     Only those who owned Planet Hollywood Class A Common Stock at the close of business on April 23, 1999, the record date for the Annual Meeting, can vote. If you beneficially owned any Class A
               Common Stock on the record date, you have one vote per share for each director up for election at the Annual Meeting. Under the Securities and Exchange Commission's definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

 5.     Q:     HOW DO I VOTE?
        A:     You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the postage prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual
               Meeting and want to vote in person - by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the voting by giving the Company's Secretary written notice of your revocation or by submitting a later-dated proxy.
               If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director.

 6.     Q:     WHAT CONSTITUTES A QUORUM?
        A:     On the record date, Planet Hollywood had approximately
               100,140,181 shares of Class A Common Stock, $0.01 par value, outstanding. In order for the Annual Meeting to be properly held, a majority of the outstanding shares (a quorum) must be present at the meeting or represented by proxy.

 7.     Q:     WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
        A:     Election of directors - The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy card marked WITHHOLD
               AUTHORITY with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

               Other items - For each other item, the affirmative vote of a majority of the shares represented in person or proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

 8.     Q:     WHAT IF MY SHARES ARE HELD IN "STREET NAME?"
        A:     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

 9.     Q:     CAN I VOTE ON OTHER MATTERS?
        A:     Planet Hollywood's by-laws limit the matters presented at an annual meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by stockholders so long as the stockholder has given the Company's Secretary prior written notice of the matter. We do not currently expect any other matter to come before the Annual
               Meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares.

10      Q:     HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
        A:     Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors.
               The Board recommends a vote FOR election of the nominated slate of directors (see page 4). With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion.

11.     Q:     WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING DUE?
        A:     Stockholders interested in presenting a proposal to be considered for inclusion in next year's proxy statement and form of proxy may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion, stockholder proposals must be submitted in writing to the Corporate Secretary, Planet
               Hollywood International, Inc., 8669 Commodity Circle, Orlando,
               Florida 32819 before December 31, 1999. The deadline for stockholder proposals which are submitted outside the processes of Rule 14a-8 will be March 28, 2000, pursuant to Rule 14a-4 of the Exchange Act and the Company's by-laws.

12.     Q:     HOW DO I GET COPIES OF THE EXHIBITS FILED WITH THE COMPANY'S
               FORM 10-K?
        A:     A  copy of the Company's Annual Report for 1998, which contains the Company's Form 10-K and consolidated financial statements, has previously been delivered to you. The Company will provide to any stockholder as of the Record Date, who so specifically requests in writing, copies of the exhibits filed with the Company's Form 10-K. Requests for such copies should be directed to Scott E. Johnson, Secretary, Planet Hollywood International,
               Inc., 8669 Commodity Circle, Orlando, Florida 32819. In addition, copies of all exhibits filed electronically by the Company may be reviewed and printed from the SEC's website at:
               http://www.sec.gov.

                             ELECTION OF DIRECTORS

     Planet Hollywood's Board of Directors is divided into three classes, denoted as Class I, Class II and Class III, serving staggered three-year terms with one class elected each year at the annual meeting. The current Board consists of:

           CLASS I                      CLASS II                   CLASS III
 (TERM EXPIRING IN 2000)(1)     (TERM EXPIRING IN 2001)     (TERM EXPIRING IN 1999)
----------------------------   -------------------------   ------------------------
         Thomas Avallone            Claudio Gonzalez         William H. Baumhauer
          Mark McCormack            Michael Montague              Robert Earl
                                     Ong Beng Seng             Michael Tarnopol

----------------
(1) Mr. Isadore Sharp, Chairman and Chief Executive Officer of Four Seasons Hotels, Inc., served as a Class I director for all of fiscal 1998. Effective April 20, 1999, Mr. Sharp resigned from the Company's Board of Directors in order to devote more time to his own business endeavors. Consequently, until the Board fills the vacancy created by Mr. Sharp's resignation, there are only two Class I directors.

     At the 1999 Annual Meeting, you and the other stockholders will elect three individuals to serve as Class III directors until the 2002 Annual Meeting. Each of the nominees is now a member of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of all nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the Annual Meeting, an event which is not presently anticipated, discretionary authority may be exercised by the persons named as proxies to vote for substitute nominees proposed by the Board. We recommend a vote FOR all nominees.

     Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.


NOMINEES FOR ELECTION FOR A THREE-YEAR TERM (CLASS III DIRECTORS)
William H. Baumhauer, 50        Mr. Baumhauer was named President and Chief
 President and                  Operating Officer of the Company in July 1998.
 Chief Operating Officer        He was elected to the Board of Directors in
                                September 1998. From 1991 until joining the
                                Company, Mr. Baumhauer was Chairman of the Board
                                and Chief Executive Officer of Unique Casual
                                Restaurants, Inc., a publicly traded restaurant
                                company specializing in casual dining concepts.
                                In 1996, Mr. Baumhauer received the MUFSO Golden
                                Chain Award presented by Nation's Restaurant
                                News for his outstanding achievement and
                                leadership in the food service industry. Mr.
                                Baumhauer is a Certified Public Accountant and
                                serves on the board of advisors of First Chicago
                                Equity Capital.

Robert Earl, 47                 Mr. Earl has over 24 years experience in the
 Chairman and                   restaurant industry. In 1977, Mr. Earl founded
 Chief Executive Officer        President Entertainment, a company that
                                developed theme restaurants. Under Mr. Earl's
                                leadership, over the next ten years, President
                                Entertainment grew to a $120 million enterprise.
                                In 1987, Mr. Earl sold President Entertainment
                                to Pleasurama p.l.c. ("Pleasurama") and joined
                                the Pleasurama management team, where he assumed
                                responsibility for the management of another
                                theme restaurant, Hard Rock Cafe p.l.c. ("Hard
                                Rock Cafe"). During his five years in charge of
                                Hard Rock Cafe, Mr. Earl pioneered its expansion
                                from seven to twenty-two units while
                                substantially increasing its profitability. In
                                1993, Mr. Earl resigned from Hard Rock Cafe to
                                concentrate full time on running the Company. He
                                has been Chief Executive Officer of the Company
                                since its inception and a director of the
                                Company since its organization. In November
                                1998, Mr. Earl was elected Chairman of the
                                Board.

Michael Tarnopol, 62            Mr. Tarnopol has been a director of the Company
                                since June 1996. Mr. Tarnopol has been a Senior
                                Managing Director and Chairman of the Investment
                                Banking Division of Bear, Stearns & Co., Inc.
                                ("Bear Stearns") since 1985. Mr. Tarnopol joined
                                Bear Stearns in 1975 and headed the firms'
                                International Department from 1975 until 1985,
                                at which time he was appointed head of the
                                Mergers & Acquisitions Department of Bear
                                Stearns. He is Vice Chairman of the Board of
                                Directors of Bear Stearns and Chairman of Bear
                                Stearns International, Ltd. Mr. Tarnopol is
                                currently a director of Avis International, Inc.
                                and NRT, Inc. He is also a Trustee of the
                                University of Pennsylvania and a member of the
                                Board of Overseers of the Wharton School of
                                Business.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

Thomas Avallone, 40             Mr. Avallone, Executive Vice President, Chief
 Executive Vice President       Financial Officer and director of the Company,
 and Chief Financial Officer    has been involved in the entertainment theme
                                restaurant industry for over 16 years. From July
                                1987 until joining the Company in September
                                1994, Mr. Avallone served as Chief Financial
                                Officer of Hard Rock Cafe and Rank Leisure USA.
                                He has been a director of the Company since
                                February 1996. Prior to serving in those
                                positions, Mr. Avallone, a certified public
                                accountant, was a Senior Manager at Laventhol
                                and Horwath CPAs, a public accounting firm,
                                specializing in that firm's leisure industry
                                practice. Mr. Avallone is a member of the
                                American Institute of Certified Public
                                Accountants and the New York State Society of
                                Certified Public Accountants.

Mark McCormack, 68              Mr. McCormack has been a director of the Company
                                since June 1996. Mr. McCormack is the Chairman
                                and Chief Executive Officer of the
                                Cleveland-based sports and entertainment
                                conglomerate known as International Management
                                Group, which he founded in 1960. Mr. McCormack
                                has also authored a number of best-selling
                                business and management books.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

Claudio Gonzalez, 64            Mr. Gonzalez has been a director of the Company
                                since June 1996. Mr. Gonzalez has been the
                                Chairman and Chief Executive Officer of Kimberly
                                Clark de Mexico since 1973. Mr. Gonzalez is also
                                currently a member of the Board of Directors of
                                Kimberly Clark Corporation, Kellogg Company,
                                General Electric Company, Banco Nacional de
                                Mexico, Grupo Televisa, Grupo Carso, Grupo
                                Industrial Alfa, Telefonos de Mexico, Grupo
                                Modelo, Unilever, NV & Plc and of J.P. Morgan
                                International Advisory Board.

Michael Montague, 67            Lord Montague has been a director since 1998 and
                                is a businessman who has also led a series of
                                British Government appointed organizations.
                                These include the English Tourist Board, the
                                National Consumer Council and the British
                                National Export Council (Asia). Beginning in
                                1965 Lord Montague was elected Chairman of Valor
                                p.l.c., a diversified manufacturing company
                                ("Valor"). In 1987 Valor acquired the American
                                companies Yale Security, Inc., a lock
                                manufacturer, and NuTone, Inc., a manufacturer
                                of intercoms, lighting equipment and extraction
                                fans (changing its name to Yale and Valor
                                p.l.c.). In 1991 Yale and Valor p.l.c. merged
                                with Williams Holdings Ltd. Lord Montague is
                                currently Chairman of Superframe p.l.c., a
                                manufacturer of display equipment for
                                supermarkets, and Acorn Assets, property
                                developers. He is also a non-executive director
                                of Jarvis Hotels p.l.c., an operator of 60
                                hotels in Great Britain. Lord Montague is a
                                Governor of Oxford Brookes University. In 1970,
                                Mr. Montague was appointed a Commander of the
                                British Empire, and in 1997 to the British
                                Parliament as a Baron for life, with the title
                                of Lord Montague of Oxford.

Ong Beng Seng, 53               Mr. Ong has been a director of the Company since
                                February 1996. He is a co-founder and has been a
                                Managing Director since 1980 of Hotel Properties
                                Limited ("HPL"), a Singapore publicly-listed
                                company. HPL has diversified interests in the
                                hotel, leisure and retail industries, primarily
                                in Asia. Mr. Ong also has personal diversified
                                interests ranging from the oil, stock brokering
                                and automotive industries to art and concert
                                promotion.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held seven meetings during fiscal 1998. The Board of Directors also has an Audit Committee, a Compensation Committee and a Stock Option Committee. The general functions of such committees, the identity of each current committee member and the number of committee meetings held by each committee during fiscal 1998 are set forth below.



                            ATTENDANCE AT BOARD AND COMMITTEE MEETINGS DURING FISCAL 1998
                               (HELD DURING THE PERIOD FOR WHICH EACH DIRECTOR SERVED)
                              ---------------------------------------------------------
                                 BOARD        AUDIT       COMPENSATION     STOCK OPTION
CURRENT DIRECTORS BY CLASS     MEETINGS     COMMITTEE       COMMITTEE       COMMITTEE
---------------------------   ----------   -----------   --------------   -------------
Class I
  Avallone                         7/7         n/a            n/a              n/a
  McCormack                        4/7         n/a            n/a              n/a

Class II
  Gonzalez                         7/7         4/4            n/a              n/a
  Montague                         5/5         1/1            0/0              n/a
  Ong                              0/7         0/4            n/a              n/a

Class III
  Baumhauer                        2/2         n/a            n/a              n/a
  Earl                             7/7         n/a            0/0              8/8
  Tarnopol                         7/7         4/4            n/a              n/a

AUDIT COMMITTEE

     The current members of the Audit Committee are Messrs. Gonzalez, Montague, Ong, and Tarnopol. The general functions of the Audit Committee include making recommendations to the Board regarding the independent auditors, reviewing the independence of such auditors, approving the scope of the annual activities of the independent auditors and reviewing audit results. The Audit Committee held four meetings in fiscal 1998.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Messrs. Earl and Montague. Mr. Earl is employed by the Company and serves as its Chairman and Chief Executive Officer. The general functions of the Compensation Committee include recommending compensation plans and arrangements with respect to certain of the Company's executive officers. The Compensation Committee held no meetings in fiscal 1998. See "Board Compensation Committee Report on Executive Compensation."

STOCK OPTION COMMITTEE

     Through November 1998, the Stock Option Committee consisted of Messrs. Earl and Barish. Since November 1998, upon Mr. Barish's resignation as Chairman of the Board, there has been a single vacancy on the committee. Until such vacancy is filled, Mr. Earl is the only current member of the Stock Option Committee. The general functions of the Stock Option Committee include administering the two Stock Award and Incentive Plans for employees and other persons associated with the Company. Mr. Earl is not entitled to receive stock options under any of the Company's benefit plans. The Stock Option Committee held eight meetings in fiscal 1998.


                         EXECUTIVE OFFICERS WHO DO NOT SERVE AS DIRECTORS
John Caparella, Jr., 41         Since November 1998, Mr. Caparella has held the
 Vice President of              position of Vice President of Development. Prior
 Development                    to that time and since joining the Company in
                                1997, Mr. Caparella served as the Company's Vice
                                President of Lodging. Prior to that time, Mr.
                                Caparella was an executive with ITT Sheraton
                                Hotels and Resorts for over 16 years
                                progressively managing larger properties for the
                                chain and was responsible for successfully
                                developing from start-up many Sheraton
                                properties throughout North America.


Ian Hamilton, 42                Mr. Hamilton joined the Company in 1997. Prior
 President, Official            to that time he was Global Director of Tennis
 All Star Cafe                  Sports Marketing with Nike, Inc. where he helped
                                to develop Nike's annual worldwide tennis
                                business. Mr. Hamilton managed Nike's tennis
                                sports marketing for 13 years, including
                                advertising, product and athlete marketing. In
                                connection with the Company's decision to
                                refocus on its PLANET HOLLYWOOD brand and joint
                                venture, franchise, sell or otherwise dispose of
                                its OFFICIAL ALL STAR CAFE concept, Mr. Hamilton
                                and the Company agreed to the early release of
                                Mr. Hamilton's employment agreement.
                                Accordingly, Mr. Hamilton has just recently left
                                the Company.

Scott E. Johnson, 42            Mr. Johnson has been a Vice President, General
 Senior Vice President,         Counsel and Secretary of the Company and its
 General Counsel and            predecessors since joining the Company in March
 Secretary                      1994. From January 1992 to March 1994, Mr.
                                Johnson was engaged in the private practice of
                                law. From May 1990 through January 1992, Mr.
                                Johnson was Senior Vice President and General
                                Counsel of Financial Benefit Life Insurance
                                Company, having previously served as Deputy
                                General Counsel of Independence Blue Cross
                                (formerly, Blue Cross of Greater Philadelphia).

Jonathan Guy Laurence, 37       Mr. Laurence joined the Company in January 1998
 Senior Vice President of       as its Senior Vice President of Marketing and
 Marketing and Public           Public Relations, Europe. Prior to that time,
 Relations, Europe              Mr. Laurence served as an Executive Vice
                                President of Distribution and Marketing for MGM
                                Studios. In connection with the Company's
                                decision to refocus its resources on its core
                                PLANET HOLLYWOOD operations and to cease further
                                development of certain of its other brands and
                                brand extensions, Mr. Laurence and the Company
                                agreed to the early release of Mr. Laurence's
                                employment agreement in December 1998.

Nathaniel J. Lipman, 34         Mr. Lipman joined the Company in 1996 after
 Executive Vice President,      having served as a senior executive and general
 Strategic Planning             counsel for HOB Entertainment, Inc. ("House of
                                Blues"), and Senior Corporate Counsel at The
                                Walt Disney Company. Prior to joining Disney,
                                Mr. Lipman was a corporate associate with Skadden, Arps, Slate, Meagher & Flom in Los
                                Angeles, California. Mr. Lipman oversees and develops the Company's long-term strategic direction emphasizing mergers and acquisitions, including joint ventures, licensing and new business opportunities. Due to the Company's recent announcements to refocus its resources on its core PLANET HOLLYWOOD operations and to cease further development of certain of its other brands and brand extensions, Mr. Lipman has requested the early termination of his employment agreement, which was set to expire on September 30, 1999. Mr. Lipman is expected to leave the Company in the spring of 1999.

George Sautter, 36              Mr. Sautter joined the Company in 1998 as its
 Vice President of              Vice President of Movie Operations. Prior to
 Movie Operations               that time, Mr. Sautter served as General Manager
                                of Cineplex Odeon Corp., one of the world's largest motion picture exhibitors. Mr. Sautter has more than 18 years experience in the movie theater operations business.

Jim Stanley, 48                 Mr. Stanley has been in the restaurant business
 Senior Vice President          for more than 20 years. Prior to joining the
 of Operations                  Company in 1995, Mr. Stanley spent eight years
                                as Vice President of Operations at Hard Rock
                                Cafe, and while there was responsible for overseeing all phases of the development and operation of units in 18 countries.

                                STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Company's Class A Common Stock on February 28, 1999, by:

     1. Each current director and nominee to the Board of Directors;

     2. Each of the Named Executive Officers (as defined below - see "Executive Compensation" on page 13);

     3. Current directors and executive officers of the Company as a group; and

     4. Each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock on February 28, 1999.

                                                                                AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP OF      PERCENT OF
NAME OF BENEFICIAL OWNER                                                      CLASS A COMMON STOCK (a)     CLASS (%) (a)
--------------------------------------------------------------------------   --------------------------   --------------
Directors, nominees and Named Executive Officers

   Thomas Avallone (b) (c) ...............................................              226,232                  **

   William H. Baumhauer (c) ..............................................                    0                  **

   Keith Barish (d) ......................................................           12,075,567                12.4

   Robert Earl (c) (e) ...................................................           22,876,367                23.5

   Claudio Gonzalez (f) ..................................................               61,111                  **

   Ian Hamilton (g) ......................................................              100,000                  **

   Scott E. Johnson (c) ..................................................               50,125                  **

   Jonathan Guy Laurence (h) .............................................              100,000                  **

   Nathaniel J. Lipman (c)(i) ............................................               44,333                  **

   Mark McCormack (j) ....................................................               16,666                  **

   Michael Montague (k) ..................................................               26,667                  **

   Ong Beng Seng / Leisure Ventures Pte, Ltd. (l) ........................           12,050,335                12.4

   Michael Tarnopol (m) ..................................................               26,666                  **

Current directors and executive officers as a group
  (13 persons) (n) .......................................................           35,388,669                36.3

Other stockholders owning more than 5%

   Kingdom Planet Hollywood, Ltd. (o) ....................................           16,299,237                16.8

----------------
** Represents holdings of less than one percent (1%).
(a) Figures do not include or account for 11,764,144 shares of non-voting Class B Common Stock outstanding on February 28, 1999. Any Class B shares beneficially owned by any of the listed stockholders are noted in the respective footnotes. Of the 11,764,144 shares of non-voting Class B Common Stock outstanding, approximately 5,772,853 may be converted into an equivalent number of shares of Class A Common Stock at the election of the holder at any time subsequent to April 15, 1999. The remaining shares of non-voting Class B Common Stock shall continue to be subject to contractual restrictions prohibiting conversion until at least April 16, 2001. Figures do include and account for certain options to acquire shares of the voting Class A Common Stock which are exercisable by the listed stockholders on or before May 31, 1999. Such options are noted in the stockholders' respective footnotes.
(b) Of Mr. Avallone's 226,232 shares listed above, 202,011 represent shares held of record by: (i) Avallone Worldwide Enterprises Limited Partnership, a Nevada limited partnership, in which Avallone Worldwide Enterprises, Inc., a Nevada corporation wholly owned by Mr. Avallone and his spouse, is the 1% general partner - Mr. Avallone, jointly with his spouse, is the 93% limited partner; (ii) Mr. Avallone and his spouse; and (iii) by Mr. Avallone as custodian for his child. The remaining 24,221 shares listed represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999.
(c) The address for each of these beneficial owners is c/o Planet Hollywood International, Inc., 8669 Commodity Circle, Orlando, Florida 32819.
(d) Mr. Barish resigned as a director of the Company effective March 24, 1999. Based on his position as Chairman of the Board in fiscal 1998, however,
    Mr. Barish is classified as a Named Executive Officer in this Proxy Statement. The address for Mr. Barish is c/o Starr & Company, 350 Park Avenue, New York, N.Y. 10022. The above figure excludes 203,333 shares held by Mrs. Barish; Mr. Barish disclaims beneficial ownership of such shares.
(e) Other than 100 shares held individually, all of Mr. Earl's shares are held of record by Ropat Limited Partnership, a Nevada limited partnership, in which Ropat, Inc., a Nevada corporation wholly owned by a Revocable Intervivos Trust for the benefit of Mr. Earl, is the 1% general partner and such trust is the 99% limited partner. The number of shares listed above excludes: (1) 38,500 shares held by Shakespeare's Tavern & Playhouse (London) SARP, a United Kingdom pension plan, and (2) 400,000 shares held by Celerity Consultants, Ltd, the trustee of a trust, the beneficiaries of which are the children of Mr. Earl, as to which Mr. Earl disclaims beneficial ownership. Ropat also owns 1,053,793 shares of the Company's non-registered, non-voting Class B Common Stock, representing approximately 9.0% of such class. An additional 5,808,851 Class B shares (49.4% of the class) are owned by Serena Holdings, Ltd., as Trustee of the All Star Cafe Trust, the beneficiaries of which are Mr. Earl's children. Mr. Earl disclaims beneficial ownership of the shares held by Serena Holdings, Ltd.
(f) Of the 61,111 shares listed above, 33,333 shares represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999. The address for Mr. Gonzalez is c/o Kimberly Clark de Mexico, Jose Luis Lagrange, No. 103, 3rd Floor, Colonia, Los Morales,
    11510 Mexico, D.F.
(g) Mr. Hamilton is no longer employed by the Company, however, based on his position as an executive officer of the Company in fiscal 1998, Mr. Hamilton is classified as a Named Executive Officer in this Proxy Statement. The address for Mr. Hamilton is 5223 Fairway Oaks, Windermere, Florida 34786. All of the100,000 shares listed above represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999.
(h) Mr. Laurence is no longer employed by the Company, however, based on his position as an executive officer of the Company in fiscal 1998, Mr. Laurence is classified as a Named Executive Officer in this Proxy Statement. The address for Mr. Laurence is Chainwood House, Gerrards
    Cross, Bucks SL98LL England. All of the 100,000 shares listed above represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999.
(i) All 44,333 shares listed above represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999.
(j) All 6,666 shares listed above represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999. The address for Mr. McCormack is c/o International

    Management Group, IMG Center, 1360 East 9th Street, Suite 100, Cleveland, Ohio 44114. Mr. McCormack, either directly or indirectly, owns 679,022 shares of the Company's non-registered, non-voting Class B Common Stock, representing approximately 5.8% of such class.
(k) Of the 26,667 shares listed above, 16,667 shares represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999. The address for Mr. Montague is "River Willows" 67 Abingdon Road, Dorchester-on-Thames, Oxfordshire, OX10 7LB, England.
(l) The shares listed for Mr. Ong are owned of record by Leisure Ventures
    Pte., Ltd. ("LV"). The address for Mr. Ong is c/o Kuo Investments Company, 767 Third Avenue, 33rd Floor, New York, N.Y. 10017. LV, formally Planet Hollywood Holdings Pte., Ltd., is a private Singapore company that is controlled by Mr. Ong indirectly and HPL, a public Singapore company of which Mr. Ong is the largest stockholder. Mr. Ong disclaims beneficial ownership of the shares owned of record by LV. The address for LV is c/o Kuo Investments Company, 767 Third Avenue, 33rd Floor, New York, N.Y. 10017.
(m) Of the 26,666 shares listed above, 16,666 shares represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999. The address for Mr. Tarnopol is c/o Bear, Stearns & Co., Inc., 245 Park Avenue, New York, NY 10167.
(n) Of the 35,388,669 shares listed above, 150,886 shares represent shares underlying options to acquire such shares which are exercisable on or before May 31, 1999.
(o) According to a Schedule 13G dated February 5, 1999, the address for Kingdom Planet Hollywood, Ltd., a company organized under the laws of the Cayman Islands ("KPH"), is c/o Kingdom Holding Company, P.O. Box 8653, Riyadh 11492, Kingdom of Saudi Arabia. Also according to the Schedule 13G, KPH is indirectly controlled by His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud, a citizen of the Kingdom of Saudi Arabia.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of the Company's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The SEC has designated specific due dates for such reports and the Company must identify in this Proxy Statement those persons who did not file such reports when due. Based solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers, the Company believes all persons subject to reporting filed the required reports on time in 1998.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain compensation awarded to, earned by or paid to the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company serving as executive officers at the end of the 1998 fiscal year and two additional individuals whom would have been included as one of such four individuals but for the fact that they were not serving as an executive officer of the Company at the end of fiscal 1998 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during fiscal years 1996, 1997 and 1998.


                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                             -------------------------------------------- ------------------------
                                                                                   AWARDS
                                                                          ------------------------
                                                                                        SECURITIES
                                                                                        UNDERLYING
                                        ANNUAL    ANNUAL    OTHER ANNUAL   RESTRICTED    OPTIONS/     ALL OTHER
                              FISCAL    SALARY     BONUS    COMPENSATION      STOCK        SARS      COMPENSATION
NAME AND POSITION              YEAR      ($)        ($)          ($)           ($)         (#)           ($)
---------------------------- -------- --------- ---------- -------------- ------------ ----------- ---------------
Robert I. Earl, ............   1996    500,000        --        9,972          --             --            --
 Chief Executive               1997    600,000        --        4,419          --             --            --
 Officer and Chairman          1998    600,000        --        6,309          --             --            --
 of the Board

Thomas Avallone, ...........   1996    240,000        --        7,926          --         62,000            --
 Executive Vice                1997    300,000        --        8,854          --             --            --
 President and Chief           1998    375,000    75,000        8,228          --        100,000
 Financial Officer

Nathaniel J. Lipman, .......   1996     57,742        --        3,199          --        100,000            --
 Executive Vice                1997    250,000        --        8,557          --         30,000            --
 President, Strategic          1998    350,000   262,356       10,434          --        100,000            --
 Planning (a)

Ian Hamilton, ..............   1996        n/a       n/a          n/a         n/a            n/a           n/a
 President, Official           1997    201,923        --       12,108          --        100,000        79,614(c)
 All Star Cafe (b)             1998    250,000    50,000       15,647          --             --        17,123(c)

Scott E. Johnson, ..........   1996    160,888        --        6,227          --         41,000            --
 Senior Vice President,        1997    200,000        --        7,506          --             --            --
 General Counsel               1998    250,000    40,385        8,436          --         70,000            --
 and Secretary

Keith Barish, ..............   1996    500,000        --        9,950          --             --            --
 Chairman of the               1997    600,000        --       13,162          --             --            --
 Board (d)                     1998    581,539        --        7,917          --             --            --

Jonathan Guy Laurence, .....   1996        n/a        n/a         n/a         n/a            n/a           n/a
 Senior Vice President         1997        n/a        n/a         n/a         n/a            n/a           n/a
 of Marketing and              1998    391,930        --       62,914(f)       --        100,000       517,102(g)
 Public Relations,
 Europe (e)

----------------
(a) Mr. Lipman was not employed by the Company prior to September 1996. Accordingly, the compensation figures indicated for 1996 do not represent a full year's compensation.
(b) Mr. Hamilton was not employed by the Company prior to March 1997. Accordingly, the compensation figures indicated for 1997 do not represent a full year's compensation. Mr. Hamilton is no longer employed by the Company.
(c) All Other Compensation for Mr. Hamilton in 1997 consisted of relocation expenses paid by the Company. All Other Compensation for Mr. Hamilton in 1998 consisted of housing expenses paid by the Company.

(d) Mr. Barish resigned as Chairman of the Board of Directors effective November 10, 1998 and therefore did not serve as an executive officer at fiscal year end 1998. Mr. Barish resigned as a director effective March 24, 1999.
(e) Mr. Laurence was not employed by the Company prior to January 1998. Mr. Laurence is no longer employed by the Company and did not serve as an executive officer at fiscal year end 1998.
(f) Other Annual Compensation for Mr. Laurence consisted primarily of pension related expenses ($41,100) and vehicle related expenses ($18,800).
(g) All Other Compensation for Mr. Laurence represents the aggregate value of Mr. Laurence's severance arrangement with the Company.

                            OPTION/SAR GRANTS TABLE

     The following table sets forth all grants in fiscal 1998 of stock options and SARs to the Named Executive Officers.

                                               OPTION/SAR GRANTS IN 1998 FISCAL YEAR
                                  ---------------------------------------------------------------
                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                                                                          STOCK PRICE
                                                                                                         APPRECIATION
                                                                                                          FOR OPTION
                                          INDIVIDUAL GRANTS                                             TERM (5 YEARS)
                                  ---------------------------------                                 -----------------------
                                    NUMBER OF      PERCENT OF TOTAL
                                    SECURITIES       OPTIONS/SARS
                                    UNDERLYING        GRANTED TO
                                     OPTIONS/        EMPLOYEES IN      EXERCISE OR
                                       SARS          FISCAL YEAR       BASE PRICE     EXPIRATION        5%           10%
NAME                               GRANTED (#)           (%)            ($/SHARE)        DATE           ($)          ($)
-------------------------------   -------------   -----------------   ------------   ------------   ----------   ----------
Robert I. Earl ................            0               0                 0            n/a              0            0

Thomas Avallone ...............      100,000              3.3              7.50          2/3/03      207,225      457,875

Nathaniel J. Lipman ...........      100,000              3.3              7.50          2/3/03      207,225      457,875

Ian Hamilton ..................            0               0                 0            n/a              0            0

Scott E. Johnson (1) ..........       70,000              2.3              2.50        12/13/03       48,353      106,838

Keith Barish ..................            0               0                 0            n/a              0            0

Jonathan Guy Laurence .........      100,000              3.3              7.50          2/3/03      207,225      457,875

----------------
(1) Mr. Johnson was originally granted 70,000 options in February 1998 at an exercise price of $7.50 with an expiration date of 2/3/03. In December 1998, Mr. Johnson's options were repriced at an exercise price of $2.50. See "Report on Repricing of Options/SARs" below.

                      AGGREGATED OPTION/SAR EXERCISES AND
                  1998 FISCAL YEAR-END OPTION/SAR VALUE TABLE

     The following table sets forth information concerning each exercise of stock options and SARs during fiscal 1998 by each of the Named Executive Officers, and the aggregated 1998 fiscal year-end value of unexercised options and SARs held by such individuals.

   AGGREGATED OPTION/SAR EXERCISES AND 1998 FISCAL YEAR-END OPTION/SAR VALUE

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS AT 1998            OPTIONS/SARS AT
                                SHARES                        FISCAL YEAR-END (#)        1998 FISCAL YEAR-END ($)
                              ACQUIRED ON      VALUE     ----------------------------- ----------------------------
NAME                         EXERCISE (#)   REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------- -------------- ------------- ------------- --------------- ------------- --------------
Robert I. Earl ............       0              0                0              0           0               0

Thomas Avallone ...........       0              0           24,221        143,112           0               0

Nathaniel J. Lipman .......       0              0           43,333        186,667           0               0

Ian Hamilton ..............       0              0           33,333         66,667           0               0

Scott E. Johnson ..........       0              0                0        116,333           0          14,542

Keith Barish ..............       0              0                0              0           0               0

Jonathan Guy Laurence .....       0              0                0        100,000           0               0

                           COMPENSATION OF DIRECTORS

     Directors who are not compensated as officers of the Company receive $20,000 in annual fees, with an additional $1,000 payment for each Board meeting attended and a $500 payment for each Committee meeting. Directors who are compensated as Company employees receive no additional compensation for service as a director. The Company will also reimburse each director for out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. All directors, except Mr. Earl, are eligible to receive stock options. In fiscal 1998, the following directors (other than the Named Executive Officers) received stock options:

                                      NUMBER OF SECURITIES
                                       UNDERLYING OPTIONS     EXERCISE PRICE
NAME                                      GRANTED (#)           ($/SHARE)       EXPIRATION DATE
----------------------------------   ---------------------   ---------------   ----------------
William H. Baumhauer (1) .........          750,000                 2.50           12/13/03
Michael Montague (2) .............           50,000                 7.94             6/3/03

----------------
(1) Mr. Baumhauer's options were originally granted in August 1998 in connection with his employment by the Company at an exercise price of $5.00 and an expiration date of 8/11/03. In December 1998, Mr. Baumhauer's options were repriced to an exercise price of $2.50. See "Report on Repricing of Options/SARs" below.
(2) Mr. Montague's options were granted in connection with Mr. Montague's election as a director of the Company.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                      AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company is party to an employment agreement with Mr. Earl originally entered into as of August 8, 1995 providing for his employment as Chief Executive Officer of the Company and its significant subsidiaries and affiliates, including Official All Star Cafe, through December 31, 2001. The agreement currently provides for a base salary of $600,000 per year with annual increases of at least 10%, an annual incentive bonus in the discretion of the Board of Directors of the Company, participation in the Company's stock-based incentive compensation plan for executives and employees and all benefits generally made available to executive officers of the Company. The agreement further provides that Mr. Earl must devote substantially all of his productive time and attention to the business of the Company and that he may not own or participate in the activities of any competing business, although Mr. Earl is entitled to retain his existing ownership in, and remain involved in the management of, The Pelican Group p.l.c. as well as WILD JACK'S restaurants. The Company has the right to terminate the agreement without any further obligation in the event (i) Mr. Earl resigns from the Company, (ii) he willfully breaches the agreement or (iii) he is convicted, of or pleads guilty to, a felony involving moral turpitude or certain crimes involving the Company's property. Mr. Earl is entitled to terminate the agreement in the event he is not elected or retained in his present positions at the Company or the Company materially reduces his responsibilities. In the case of such termination, or if the agreement is terminated by the Company without cause or upon Mr. Earl's death or disability, he will be entitled to receive the remainder of his base salary, all incentive bonuses granted and all options awarded under the stock incentive plan. The agreement includes a non-competition provision prohibiting Mr. Earl for a period of two years following the termination of his employment with the Company in most circumstances from working for any company that operates restaurants with a movie, sports or action hero theme.

     The Company is party to an employment agreement with Mr. Avallone dated January 1, 1998 providing for his employment as Executive Vice President and Chief Financial Officer through January 1, 2001, with such term automatically renewing for additional one-year periods unless either party provides notice to the other of its unwillingness to renew. The agreement currently provides for a base salary of $375,000, with additional bonuses and salary increases to be determined by the Board of Directors. The agreement may be terminated by the Company for cause in the event (i) Mr. Avallone is convicted of, or pleads guilty to, a crime involving moral turpitude or certain other crimes involving the Company's property, or (ii) he willfully breaches the agreement. If the Company terminates the agreement for any reason other than cause, Mr. Avallone will be entitled to receive his base salary for the following twelve month period and shall become fully vested in all his stock options. Mr. Avallone is entitled to terminate the agreement in the event of a material breach thereof by the Company after giving the Company notice and an opportunity to cure the breach or in the event that Mr. Avallone no longer reports to Mr. Earl. In the case of any such termination, he will be entitled to receive his base salary for the following twelve month period and he shall become fully vested in all his stock options. The agreement also contains customary non-disclosure and non-competition provisions.

     The Company is party to an employment agreement with Mr. Lipman dated October 1, 1996 providing for his employment as Executive Vice President, Strategic Planning through September 30, 1999. The agreement currently provides for a base salary of $350,000, with additional bonuses and salary increases to be determined by the Board of Directors. Due to the Company's recent announcements to refocus its resources on its core PLANET HOLLYWOOD operations and to cease further development of certain of its other brands and brand extensions, Mr. Lipman has requested the early termination of his employment agreement and is expected to leave the Company in the spring of 1999. Pursuant to the terms of Mr. Lipman's severance arrangement with the Company, Mr. Lipman is entitled to receive his base salary through September 1999 and to become fully vested in certain of his stock options.

     The Company was party to an employment agreement with Mr. Hamilton dated January 7, 1997 providing for his employment as President of the Company's subsidiary, All Star Cafe, Inc. through February 28, 2000. The agreement provided for a base salary of $250,000, with a minimum bonus of $50,000 per year, payable in cash or stock options and such additional bonuses and salary increases as determined by the Board of Directors. In connection with the Company's decision to refocus on its PLANET HOLLYWOOD brand and joint venture, franchise, sell or otherwise dispose of its OFFICIAL ALL STAR CAFE concept, Mr. Hamilton and the Company agreed to the early release of Mr. Hamilton's employment agreement and Mr. Hamilton has recently left the Company. Pursuant to the terms of Mr. Hamilton's severance arrangement with the Company, Mr. Hamilton is entitled to receive his base salary and minimum bonus through February 2000 and has become fully vested in certain of his stock options.

     The Company is party to an employment agreement with Mr. Johnson dated May 1, 1996 providing for his employment as Senior Vice President, General Counsel and Secretary through February 28, 2000, with such term automatically renewing for additional eighteen-month periods unless either party provides notice to the other of its unwillingness to renew. The agreement currently provides for a base salary of $250,000, with additional bonuses and salary increases to be determined by the President and/or Chief Executive Officer, and for Mr. Johnson's participation in the Company's employee benefit plans. The agreement may be terminated by the Company for cause in the event (i) Mr. Johnson is convicted of, or pleads guilty to, a crime involving moral turpitude or certain other crimes involving the Company's property, (ii) he willfully breaches the agreement or (iii) has his license to practice law revoked. Mr. Johnson is entitled to terminate the agreement in the event of a material breach thereof by the Company after giving the Company notice and an opportunity to cure the breach. In the case of such termination, he will be entitled to receive his base salary and benefits for one year. The agreement also contains customary non-disclosure and non-competition provisions.

     Mr. Barish resigned as Chairman of the Board effective November 10, 1998, at which time his employment agreement terminated. In connection with such resignation, the Company and Mr. Barish entered into certain agreements providing for the registration of a portion of Mr. Barish's shares of the Company's common stock. The Company paid for all expenses associated with such registration in fiscal 1999. Copies of the agreements with Mr. Barish, as amended, have been filed with the SEC. Reference is made to Exhibits 10.1 and
10.2 in the Registration Statement on Form S-3, as amended, previously filed by the Company (file no. 333-67467) and Exhibits 99.1 and 99.2 in the Current Report on Form 8-K dated February 23, 1999, previously filed by the Company on February 23, 1999.

     The Company was party to an employment agreement with Mr. Laurence dated April 11, 1997 providing for his employment commencing January 1, 1998 as Senior Vice President of Marketing and Public Relations, Europe through January 1, 2003. The agreement provided for a base salary of $400,000, with additional bonuses and salary increases of at least $25,000 per year determined by the Board of Directors. In connection with the Company's decision to refocus its resources on its core PLANET HOLLYWOOD operations and to cease further development of certain of its other brands and brand extensions, Mr. Laurence and the Company agreed to the early release of Mr. Laurence's employment agreement in December 1998. Pursuant to the terms of Mr. Laurence's severance arrangement with the Company, Mr. Laurence received an amount equal to his base salary and benefits for the following twelve month period and has become fully vested in certain of his stock options. See "Summary Compensation Table" above.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is party to a license agreement with Planet Hollywood (Asia) Pte. Ltd. ("PH Asia") (a Singapore corporation which is 50% owned by each of the Company and Leisure Ventures Pte. Ltd., a Singapore corporation 50% owned by each of the Company's director Mr. Ong and Hotel Properties Limited, a Singapore public company of which Mr. Ong is the largest stockholder). Pursuant to the license agreement, as amended (the "License Agreement"), PH Asia has the rights to license and develop PLANET HOLLYWOOD units throughout most of Asia and certain other countries throughout the world and to receive franchise fees and continuing royalties in respect to the operation of any such units. During fiscal 1998, PH Asia did not open any units. From time to time Leisure Ventures Pte. Ltd. or its affiliates purchase merchandise from the Company. In fiscal 1998, such purchases totaled approximately $0.1 million.

     The Company is party to a master franchise agreement with ECE, S.A. de C.V., a publicly-traded Mexican company ("ECE") in which the Company is a 20% stockholder. Mr. Claudio Gonzalez (a director of the Company) is one of ECE's principal stockholders and the Chairman of its Board of Directors. ECE is currently operating, and has rights to open, PLANET HOLLYWOOD and OFFICIAL ALL STAR CAFE units in certain international markets, including Mexico and South America. ECE is obligated to pay continuing royalties to the Company consistent with the Company's standard franchise arrangements, based on a percentage of the total revenues from its units. During fiscal 1998 ECE did not open any units. From time to time ECE or its affiliates purchase merchandise from the Company. In fiscal 1998, such purchases totaled approximately $0.2 million.

     The Company is party to a master franchise agreement with Kingdom Planet Hollywood, Ltd. ("Kingdom"), an affiliate of HRH Prince Alwaleed Bin Talal Abdulaziz Al Saud of Saudi Arabia and a significant stockholder of the Company, pursuant to which Kingdom may develop 40 or more PLANET HOLLYWOOD units in a total of 23 countries throughout the Middle East and Europe. During fiscal 1998, Kingdom entered into certain transactions with the Company relating to the formation and operation of three corporations to be owned equally by Kingdom and the Company. Those corporations will own and operate PLANET HOLLYWOOD units in Tokyo, Japan and Zurich, Switzerland and an OFFICIAL ALL STAR CAFE unit in London, England. In connection therewith, the Company received approximately $4.3 million in cash and $1.0 million in the form of a note receivable from Kingdom from the sale of 50% of the Company's interest in the three corporations. The Zurich PLANET HOLLYWOOD unit is currently operating, however, the Company may have difficulty meeting its obligations in connection with the development of restaurants in Tokyo and London. In addition, in November 1998 the Company granted Kingdom the right to develop a number of OFFICIAL ALL STAR CAFE and SOUND REPUBLIC units in 23 countries throughout the Middle East and Europe. From time to time Kingdom or its affiliates purchase merchandise from the Company. In fiscal 1998, such purchases totaled approximately $1.3 million.

     In fiscal 1997, in connection with the employment of Mr. Ian Hamilton, the Company loaned Mr. Hamilton approximately $500,000 at an interest rate of approximately 7%, the proceeds of which were used exclusively as payment against the purchase price of Mr. Hamilton's permanent residence in Orlando, Florida. The loan is secured by Mr. Hamilton's stock options in the Company and his residence. The loan must be repaid in full on or before June 8, 1999. In connection with Mr. Hamilton's recent departure from the Company, Mr. Hamilton's severance arrangement with the Company, as described above, is contingent on repayment of the loan. As of February 28, 1999, the outstanding balance of the loan, including accrued interest, was approximately $521,000.

     In fiscal 1998, the Company paid approximately $2.6 million in investment banking fees for services rendered by Bear Stearns & Co., Inc., a firm in which Mr. Tarnopol, a director of the Company, is affiliated and also a member of that firm's board of directors. Such fees primarily consisted of fees associated with the Company's issuance of $250.0 million of Senior Subordinated Notes in March 1998.

                      REPORT ON REPRICING OF OPTIONS/SARS

     The following table sets forth information regarding all repricing of options and SARs in fiscal 1998 held by any Named Executive Officer. In fiscal 1995, 1996 and 1998 Mr. Johnson was issued stock options to purchase 5,333, 41,000 and 70,000 shares, respectively, at exercise prices between $7.50 and $21.63 per share. In December 1998, based on Company's stock price and the Stock Option Committee's aim of retaining and motivating employees, the Stock Option Committee decided to reprice such options in order to increase the incentive of Mr. Johnson to increase stockholder value. The options were repriced at the then current market price of $2.50.

                                            NUMBER OF                                                LENGTH OF
                                           SECURITIES    MARKET PRICE                                 ORIGINAL
                                           UNDERLYING     OF STOCK AT   EXERCISE PRICE              OPTION TERM
                                          OPTIONS/SARS      TIME OF       AT TIME OF        NEW      REMAINING
                                           REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE    AT DATE OF
                              REPRICING      AMENDED       AMENDMENT       AMENDMENT       PRICE    REPRICING OR
NAME AND POSITION                DATE          (#)            ($)             ($)           ($)      AMENDMENT
---------------------------- ----------- -------------- -------------- ---------------- ---------- -------------
Scott E. Johnson, ..........  12/14/98        5,333           2.50            7.88          2.50      21 months
 Senior Vice President,       12/14/98       21,000           2.50           21.63          2.50      36 months
 General Counsel and          12/14/98       20,000           2.50           19.00          2.50      34 months
 Secretary                    12/14/98       70,000           2.50            7.50          2.50      50 months

     The following table sets forth information regarding all repricing of options and SARs through fiscal 1998 held by any executive officer since the Company became a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act (except as noted in the table above).

                                             NUMBER OF                                              LENGTH OF
                                            SECURITIES    MARKET PRICE     EXERCISE                  ORIGINAL
                                            UNDERLYING     OF STOCK AT     PRICE AT                OPTION TERM
                                           OPTIONS/SARS      TIME OF        TIME OF        NEW      REMAINING
                                            REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE    AT DATE OF
                               REPRICING      AMENDED       AMENDMENT      AMENDMENT      PRICE    REPRICING OR
NAME AND POSITION                 DATE          (#)            ($)            ($)          ($)      AMENDMENT
----------------------------- ----------- -------------- -------------- -------------- ---------- -------------
Thomas Avallone, ............  10/31/96        20,000          19.00          22.63        19.00     57 months
 Executive Vice
 President and Chief
 Financial Officer

Scott E. Johnson, ...........  10/31/96        20,000          19.00          22.63        19.00     57 months
 Senior Vice President
 General Counsel
 and Secretary

William H. Baumhauer, .......  12/14/98       750,000           2.50           5.00         2.50     56 months
 President and Chief
 Operating Officer

John Caparella, Jr., ........  12/14/98        35,000           2.50           7.50         2.50     50 months
 Vice President of
 Development

Jim Stanley, ................  12/14/98        12,700           2.50           7.88         2.50     21 months
 Senior Vice President         12/14/98       120,000           2.50           7.50         2.50     50 months
 of Operations

                                              STOCK OPTION COMMITTEE:
                                              ROBERT I. EARL, Director

              INSIDER PARTICIPATION IN COMPENSATION DECISIONS AND
         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is currently composed of Mr. Earl, the Company's Chairman of the Board and Chief Executive Officer, and an outside independent director, Mr. Montague held no meetings in fiscal 1998. In December 1998, the Board of Directors determined that the Compensation Committee shall review, evaluate and approve the design and implementation of the Company's compensation system for two executive officers - the Chairman of the Board and the President and Chief Operating Officer. All other compensation decisions will be proposed by the Company's human resources department and approved by the President and Chief Operating Officer. Prior to the Board's decision in December, the Compensation Committee reviewed the compensation of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer and General Counsel.

     For purposes of making compensation determinations, the Compensation Committee uses broad-based industry surveys of what executives with comparable responsibilities are paid and evaluates individual performance. The Company strives to provide a comprehensive executive compensation system that is competitive and performance-based in order to attract and retain superior executive talent. The Company's current compensation package includes a mix of base salary, short-term and long-term incentive opportunities and other employee benefits. Changes in compensation are based on an individual's performance, the Company's performance and the competitive marketplace.

     During fiscal 1997, both Mr. Earl, then President and Chief Executive Officer of the Company, and Mr. Barish, then Chairman of the Board of Directors, received a base salary of $600,000 pursuant to their respective employment agreements with the Company. In fiscal 1998, both Mr. Earl and Mr. Barish waived certain compensation increases due each of them pursuant to said employment agreements. Furthermore, no bonuses were paid, nor were any stock options granted, to either of these officers based on the Company's performance and a determination by the Compensation Committee that the base compensation for these individuals coupled with the number of shares of Class A Common Stock held by each of these individuals provided an adequate incentive to these individuals to increase stockholder value. Mr. Earl's overall compensation reflects the extent of his policy and decision-making authority and his level of responsibility with respect to the strategic direction and financial and operational results of the Company.

     With respect to Mr. Avallone, the Company's Chief Financial Officer, and Mr. Scott E. Johnson, the Company's General Counsel, the Compensation Committee previously approved increases in their base compensation and bonuses based on their individual performance and prevailing compensation rates for executives holding similar positions. Mr. Lipman's increase in base compensation and bonus in fiscal 1998 was also based on his individual performance and prevailing compensation rates for executives holding similar positions. Mr. Hamilton received a bonus in fiscal 1998 in accordance with the terms of his employment agreement.

     The Compensation Committee intends to review the performance of the Chairman of the Board and the President and Chief Operating Officer during the current fiscal year, and to reward performance through cash bonuses or other incentive compensation at the committee's discretion. In that regard, the qualitative factors that the committee will use are Company performance, managerial vision, decision-making acumen, effectiveness, teamwork and the results obtained by senior management.

                                              COMPENSATION COMMITTEE:

                                              ROBERT I. EARL, Director
                                              MICHAEL MONTAGUE, Director

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the total returns (assuming reinvestment of dividends) of the Company's Class A Common Stock, the Nasdaq Composite Index, Standard & Poor's 500 Index, the Russell 2000 Index and the Russell 2000 Consumer Discretionary and Services Index for the period beginning April 19, 1996 (the date of the Company's initial public offering) and ending December 27, 1998 (the close of the Company's 1998 fiscal year). The graph assumes $100 invested on April 19,1996 in the Company's Class A Common Stock (at the initial public offering price of $18.00 per share) and each of the indices.


                                [GRAPH OMITTED]

                                      PLANET                                                    RUSSELL 2000
                                     HOLLYWOOD        NASDAQ      STANDARD &      RUSSELL         CONSUMER
                                      CLASS A       COMPOSITE     POOR'S 500       2000       DISCRETIONARY AND
DATE                               COMMON STOCK     INDEX (a)      INDEX (b)     INDEX (c)    SERVICES INDEX (d)
----                              --------------   -----------   ------------   ----------   ------------------
04/19/96 - IPO                         100.00          100.00        100.00        100.00           100.00
06/30/96 - End of 2nd Quarter          150.00          104.35        104.20        103.01           106.57
09/29/96 - End of 3rd Quarter          156.00          108.37        106.52        103.09           104.19
12/29/96 - End of 4th Quarter          115.80          113.84        116.81        107.61           100.53
03/30/97 - End of 1st Quarter          100.00          110.60        119.07        105.17            98.97
06/29/97 - End of 2nd Quarter          126.04          125.69        133.72        117.61           114.06
09/28/97 - End of 3rd Quarter          107.29          142.56        146.25        131.97           126.64
12/28/97 - End of 4th Quarter           69.79          132.40        145.62        127.35           119.14
03/29/98 - End of 1st Quarter           59.48          161.21        170.80        142.00           143.46
06/28/98 - End of 2nd Quarter           40.64          166.40        175.77        135.12           141.84
09/27/98 - End of 3rd Quarter           21.62          148.75        157.66        107.41           107.68
12/27/98 - End of 4th Quarter           14.53          192.56        190.56        124.65           131.72

----------------
(a) The Nasdaq Composite Index is a broad-based capitalization-weighted index of all Nasdaq stocks. This index is presented because the Company's Class A Common Stock was traded on the Nasdaq National Market from April 19, 1996 through Friday, September 19, 1997. Beginning

    Monday, September 22, 1997, the Class A Common Stock has been traded on the New York Stock Exchange under the symbol "PHL."
(b) The Standard & Poor's 500 Index is a capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries. The index was developed with a base level of 10 for the 1941-43 base period.
(c) The Russell 2000 Index is comprised of the smallest 2000 companies in the Russell 3000 Index, representing approximately 11% of the Russell 3000 total market capitalization.
(d) The Russell 2000 Consumer Discretionary and Services Index is a capitalization-weighted index of companies that manufacture products and provide discretionary services directly to consumers.

                                   AUDITORS

     The Audit Committee of the Board of Directors recommended and the Board has selected the firm of PricewaterhouseCoopers LLP to continue as the Company's independent public accountant for the current fiscal year . A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting to respond to questions and will be given the opportunity to make a statement should the representative desire to do so.

                                OTHER BUSINESS

     Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

                                             By Order of the Board of Directors,


Orlando, Florida                             SCOTT E. JOHNSON
April 28, 1999                               Secretary


                           PLEASE DATE AND SIGN THE
                       PROXY CARD AND RETURN IT PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE

                                     PROXY

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS,
                                  MAY 27, 1999

         The undersigned hereby appoints Robert I. Earl and Scott E. Johnson and each of them, jointly and severally, with power of substitution, to vote on all matters which may properly come before the 1999 Annual Meeting of Stockholders of Planet Hollywood International, Inc., or any adjournment thereof.

ELECTION                   {  } FOR all nominees listed below      {  } WITHHOLD AUTHORITY
OF DIRECTORS.              (except as marked to the contrary       to vote for all nominees listed
                           below).                                 below.

         NOMINEES:  Robert Earl, William H. Baumhauer and Michael Tarnopol

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE THE NOMINEE'S NAME IN THE LIST ABOVE.

{   }    If you plan to attend the Annual Meeting, please check here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

____________________________________                 Date: _______________

____________________________________                 Date: _______________
Signatures of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                                    THANK YOU